Exhibit 21.1

Subsidiaries of American Realty Capital – Retail Centers of America, Inc.

Name	Jurisdiction of Formation/Incorporation
American Realty Capital Retail Operating Partnership, LP	Delaware
ARC ASANDSC001, LLC	Delaware
ARC BBLVSNV001, LLC	Delaware
ARC BHTVCMI001, LLC	Delaware
ARC CLORLFL001, LLC	Delaware
ARC CPFAYNC001, LLC	Delaware
ARC CPOKCOK001, LLC	Delaware
ARC CTCHRNC001, LLC	Delaware
ARC HCHARTX001, LLC	Delaware
ARC JCLOUKY001, LLC	Delaware
ARC LCROWTX001, LLC	Delaware
ARC MCLVSNV001, LLC	Delaware
ARC NCCHRNC001, LLC	Delaware
ARC NLLKLFL001, LLC	Delaware
ARC NPHUBOH001, LLC	Delaware
ARC NWNCHS001, LLC	Delaware
ARC PCBIRAL001, LLC	Delaware
ARC PRLAWKS001, LLC	Delaware
ARC PSFKFKY001 TRS, LLC	Delaware
ARC PSFKFKY001, LLC	Delaware
ARC PTSCHIL001, LLC	Delaware
ARC QSOKCOK001, LLC	Delaware
ARC RBASHNC001, LLC	Delaware
ARC Retail TRS Holdco, LLC	Delaware
ARC RGCHRNC001, LLC	Delaware
ARC SMWMBFL001, LLC	Delaware
ARC SPSANTX001, LLC	Delaware
ARC SRTULOK001, LLC	Delaware
ARC SSSDLLA001, LLC	Delaware
ARC SSSEBFL001 TRS, LLC	Delaware
ARC SSSEBFL001, LLC	Delaware
ARC SWHOUTX001, LLC	Delaware
ARC SWWCHOH001, LLC	Delaware
ARC SWWCHOH001 TRS, LLC	Delaware
ARC SWWMGPA001, LLC	Delaware
ARC TCMESTX001, LLC	Delaware
ARC TMMONPA001, LLC	Delaware
ARC TSKCYMO001, LLC	Delaware
ARC WEMPSMN001, LLC	Delaware
ARC WLHUMTX001, LLC	Delaware